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Exhibit 99.38

GCI, INC.

offer for all outstanding
6 3/4% Senior Notes due 2021
in exchange for
6 3/4% Senior Notes due 2021
pursuant to the Prospectus dated

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                                , UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

        Enclosed for your consideration is a Prospectus dated                                (the "Prospectus") and the related letter of transmittal and instructions thereto in connection with the offer (the "Exchange Offer") of GCI, Inc., an Alaska corporation, to exchange an aggregate principal amount of up to $325,000,000 of GCI, Inc.'s new 6 3/4% Senior Notes due 2021 (the "New Notes") for a like principal amount of GCI, Inc.'s issued and outstanding 6 3/4% Senior Notes due 2021 issued on May 20, 2011 under the Indenture dated May 20, 2011 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the letter of transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

        WE ARE THE REGISTERED HOLDER OF OLD NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD NOTES HELD BY US FOR YOUR ACCOUNT.

        Accordingly, we request instructions as to whether you wish us to tender any or all such Old Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the letter of transmittal. WE URGE YOU TO READ THE PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE INSTRUCTING US TO TENDER YOUR OLD NOTES.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON                                , UNLESS EXTENDED. Old Notes tendered pursuant to the Exchange Offer may be withdrawn only under the circumstances described in the Prospectus and the letter of transmittal.

        Your attention is directed to the following:

        1.     The Exchange Offer is for the entire aggregate principal amount of outstanding Old Notes.

        2.     Consummation of the Exchange Offer is conditioned upon the terms and conditions set forth in the Prospectus under the captions "The Exchange Offer—Terms of the Exchange Offer" and "The Exchange Offer—Conditions to the Exchange Offer."

        3.     Tendering holders may withdraw their tender at any time until 5:00 p.m., New York City time, on the Expiration Date.

        4.     Any transfer taxes incident to the transfer of Old Notes from the tendering holder to GCI, Inc. will be paid by GCI, Inc., except as provided in the Prospectus and the instructions to the letter of transmittal.

        5.     The Exchange Offer is not being made to, nor will the surrender of Old Notes for exchange be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the Exchange Offer or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        6.     The acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of New Notes will be made promptly after the Expiration Date.

        7.     GCI, Inc. expressly reserves the right, in its reasonable discretion and in accordance with applicable law, (a) to delay acceptance of the Old Notes if it determines that any of the conditions to the Exchange Offer, as set forth in the Prospectus, have not occurred or have not been satisfied prior to the expiration of the offer, (b) to terminate the Exchange Offer and not accept any Old Notes for exchange if it determines that any of the conditions to the Exchange Offer, as set forth in the Prospectus, have not occurred or have not been satisfied prior to the expiration of the offer, (c) to extend the expiration date of the Exchange Offer and retain all Old Notes tendered in the Exchange Offer other than those notes properly withdrawn (with such extension not to be beyond 45 days from the date of the Prospectus), or (d) to waive any condition or to amend the terms of the Exchange Offer in any manner. If GCI, Inc. exercises any of the rights listed above, it will as promptly as practicable give oral or written notice of the action to Union Bank, N.A., GCI, Inc.'s exchange agent, and will make a public announcement of such action. In the case of an extension, such announcement will be made not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        If you wish to have us tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

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GCI, INC.
INSTRUCTIONS REGARDING THE EXCHANGE OFFER
WITH RESPECT TO THE
$325,000,000 OF 6 3/4% SENIOR NOTES DUE 2021 (THE "OLD NOTES")

        THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE EXCHANGE OFFER OF GCI, INC. WITH RESPECT TO THE OLD NOTES.

        THIS WILL INSTRUCT YOU WHETHER TO TENDER THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

        THE UNDERSIGNED EXPRESSLY AGREES TO BE BOUND BY THE ENCLOSED LETTER OF TRANSMITTAL AND THAT SUCH LETTER OF TRANSMITTAL MAY BE ENFORCED AGAINST THE UNDERSIGNED.

Box 1    ☐    Please tender the Old Notes held by you for my account, as indicated below.

Box 2    ☐    Please do not tender any Old Notes held by you for my account.

Date:

Signature(s)

Principal Amount of Old Notes to be Tendered:
$ *

(must be in the principal amount of $1,000 or an integral multiple thereof)

Please Print Name(s) Here

Please Type or Print Address
Area Code and Telephone Number
Taxpayer Identification or Social Security Number
My Account Number with You

*
UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL OLD NOTES OF SUCH BENEFICIAL OWNER(S).

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  Exhibit 99.38